UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 4, 2013 (October 21, 2013)

VALENCE TECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0- 20028 (Commission File Number)	77-0214673 (IRS Employer Identification Number)

12303 Technology Boulevard, Suite 950 Austin, Texas 78727 (Address of principal executive offices)

(512) 527-2900 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure .

As previously reported, on July 12, 2012, Valence Technology, Inc. (the "Company") filed a voluntary petition in the United States Bankruptcy Court for the Western District of Texas (the "Bankruptcy Court") seeking relief under the provisions of Chapter 11 ("Chapter 11") of Title 11 of the United States Bankruptcy Code (the “Bankruptcy Code”). The Company continues to manage and operate its business as a debtor-in-possession pursuant to sections 1107 and 1108 of the Bankruptcy Code. The Chapter 11 case is being administered under the caption "In re Valence Technology, Inc.," Case No. 12-11580.

On October 21, 2013, the Company filed with the Bankruptcy Court and submitted to the Office of the United States Trustee its monthly operating report as of and for the month ended September 30, 2013, (the “Monthly Operating Report”). A copy of the Monthly Operating Report is attached hereto as an exhibit and is incorporated herein by reference.

The Monthly Operating Report does not reflect the financial position or results of operations of the Company’s subsidiaries, which are not part of the Chapter 11 case. The Monthly Operating Report includes some transactions and account balances with the Company’s subsidiaries, which would normally be eliminated in the Company’s consolidated results. The Monthly Operating Report includes certain normal recurring adjustments but not necessarily all of the adjustments that would typically be made for interim or annual consolidated financial statements to be in accordance with U.S. generally accepted accounting principles (“GAAP”).

The Company is furnishing this Current Report on Form 8-K pursuant to Item 7.01, “Regulation FD Disclosure.” The information contained in this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

The Company cautions investors and potential investors not to place undue reliance upon the information contained in the Monthly Operating Report, which was not prepared for the purpose of providing the basis for an investment decision relating to any of the securities of the Company. The Monthly Operating Report is limited in scope, covers a limited time period and has been prepared solely for the purpose of complying with the requirements of the Guidelines for Debtors in Possession and Instructions for Filing Chapter 11 Monthly Operating Reports promulgated by the Office of the United States Trustee. The Monthly Operating Report was not audited or reviewed by independent accountants, is in a format prescribed by the Office of the United States Trustee and is subject to future adjustment and reconciliation. The Monthly Operating Report does not include all of the information and footnotes required by GAAP. The Monthly Operating Report does not contain all of the information required in filings pursuant to the Exchange Act, and presents such information differently from such requirements. The Monthly Operating Report contains information for periods which are shorter or otherwise different from those required under the Exchange Act, and such information might not be indicative of the Company’s financial condition or operating results for the period that would be reflected in the Company’s financial statements or in reports pursuant to the Exchange Act. The results set forth in the Monthly Operating Report should not be viewed as indicative of future results.

No assurance can be given as to the value, if any, that may be ascribed to the Company’s common stock as a result of the Chapter 11 process. The Company cannot predict what the ultimate value of its common stock may be or whether the holders of such common stock will receive any distribution in the Company’s reorganization; however, it is likely that such common stock will have very little or no value given the amount of the Company’s liabilities compared to the Company’s assets.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit 99.1 Monthly Operating Report as of and for the month ended September 30, 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VALENCE TECHNOLOGY, INC.

Dated: November 4, 2013	By:	/s/ Roger A. Williams
Roger A. Williams
Vice President, General Counsel and Secretary

EXHIBIT INDEX

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit 99.1 Monthly Operating Report as of and for the month ended September 30, 2013